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                                                                    EXHIBIT 24.2



                            SECRETARY'S CERTIFICATE



     The undersigned, Cathy J. Lerman, Secretary of Pediatrix Medical Group, Inc., a Florida corporation (the "Company"), does hereby certify on behalf of the Company, and in connection with the filing by the Company of a Registration Statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, that the following resolution was duly adopted by the Board of Directors of the Company on June 26, 1996, and that said resolution has not been altered, amended, modified or rescinded and remains in full force and effect on the date hereof:



          FURTHER RESOLVED, that the execution and delivery by the officers and directors of the Company who are required by the SEC to execute the Registration Statement and a power-of-attorney severally appointing Roger J. Medel, M.D., Lawrence M. Mullen and Cathy J. Lerman and each of them to be Attorney-in-Fact and agent with full power of substitution for each of such directors and officers and in their name, place and stead, in any and all capacities to sign any amendment(s) to the Registration Statement, including any post-effective amendment(s), to file the same with the SEC and to perform all other acts necessary in connection with any matter relating to the Registration Statement and any amendments(s), or post-effective amendment(s) thereto be, and it hereby is, ratified, confirmed and approved.



     IN WITNESS WHEREOF, the undersigned has executed this Certificate the 22nd day of July, 1996.



                                            PEDIATRIX MEDICAL GROUP, INC.



                                            By: /s/  Cathy J. Lerman
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                                              Cathy J. Lerman, Secretary